Exhibit 99.1

LECG CORPORATION REPORTS FIRST QUARTER 2010 RESULTS

Emeryville, CA, May 4, 2010 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the first quarter ended March 31, 2010.

“The overall environment for expert services remained tenuous, as clients continued their cautious stance on spending, and only a few areas of our business showed signs of improvement during the quarter,” said Steve Samek, LECG’s chief executive officer.

“Though the industry has yet to see signs of a sustained recovery, we have actively begun to implement a 3-step strategic plan of integrating, optimizing and investing for the future. For the newly-merged LECG, 2010 will be a transitional year as we incorporate SMART’s financial advisory and business consulting practices, streamline costs and improve efficiencies, while at the same time investing as planned for our long-term growth. Given the current state of the industry, LECG has a rare window of opportunity to take the necessary steps to create a differentiated and integrated service offering, positioning it for growth when the industry returns.”

Revenues for the first quarter increased 5.6 percent to $70.0 million, including $6.6 million from the operations of SMART, compared with $66.3 million in the fourth quarter of 2009. Excluding SMART, revenue declined 4.4 percent both sequentially from the fourth quarter of 2009 and period over period from the first quarter of 2009.

Operating results for the first quarter of 2010 reflect pre-tax charges of $6.9 million in restructuring and other impairment charges, $2.0 million in acquisition costs, $1.6 million in loan fee impairment charges and $0.3 million in integration costs. Including these charges, the first quarter net loss attributable to common shareholders was $13.2 million or $0.46 per share. This compares to net income of $0.8 million or $0.03 per diluted share in the fourth quarter of 2009, and a net loss of $3.8 million or $0.15 per share in the first quarter of 2009. Excluding these charges, adjusted net loss attributable to common shareholders was $2.3 million or $0.08 per share for the first quarter of 2010.

Adjusted EBITDA income for the first quarter of 2010 was $0.4 million, compared to $1.4 million for the fourth quarter of 2009, and a loss of $4.8 million for the first quarter of 2009.

First Quarter 2010 Segment Results

Litigation, Forensics and Finance (formerly FAS)

This segment consists of the company’s electronic discovery, financial services, forensic accounting, healthcare, higher education, intellectual property, and international finance and accounting services sectors. Net fee-based revenues for the segment were $37.8 million in the quarter, down $0.9 million from the fourth quarter of 2009, as declines across most sectors were partially offset by strength in forensic accounting, international and financial services. Gross profit was $9.2 million, or 52.2 percent of total gross profit in the quarter. The direct profit margin was 24.3 percent, down from 27.9 percent in the fourth quarter of 2009. Professional staff utilization was 73.4 percent, up from 71.3 percent in the fourth quarter of 2009.

Economics and Dispute Resolution (formerly Economics)

This segment consists of the company’s energy and environment, global competition, labor and employment, regulated industries, and securities sectors. Net fee-based revenues for this segment were $23.2 million for the quarter versus $25.1 million in the fourth quarter of 2009 resulting from slight declines across most sectors, partially offset by an increase in securities. Gross profit was $5.7 million or 32.1 percent of total gross profit in the quarter. Direct profit margin was 24.4 percent, down from 30.0 percent in the fourth quarter of 2009. Professional staff utilization was 74.7 percent, up from 68.4 percent in the fourth quarter of 2009.

Consulting and Governance (formerly SMART)

This segment consists of SMART’s consulting and business advisory services, and governance, assurance, and tax sectors. It reflects 21 days of combined operations from the recent merger with SMART, which closed on March 10, 2010. Net fee-based revenues from Consulting and Governance were $6.3 million. Gross profit was $2.8 million or 15.7 percent of total gross profit in the quarter. The direct profit margin was 44.0 percent and professional staff utilization was 84.2 percent.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. Domestic callers may access this conference call by dialing (877) 346-4177. International callers may access the call by dialing (970) 315-0264. For a replay of this teleconference, please call (800) 642-1687 or (706) 645-9291, and enter the passcode 70035074. The replay will be available through May 6, 2010. The webcast will be accessible through the investor relations section of the company’s website, www.lecg.com.

About LECG

LECG is a global expert services and consulting firm with more than 1000 professionals in 38 global locations. The firm provides independent expert testimony, financial advisory services, original authoritative studies, strategic advisory, governance, assurance and tax,  and business consulting services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies in the U.S., Central and South America, Europe, and Asia-Pacific.

LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and inform legislative, judicial, regulatory, and business decision makers.  In addition, the firm assists clients in major sectors with compliance and business process improvement consulting.

LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. (NASDAQ: XPRT). For more information, visit www.lecg.com.

Forward-Looking Statements

The purchase price allocation relating to the recent merger with SMART Business Holdings, Inc. as reflected in the attached unaudited Condensed Consolidated Balance Sheets is preliminary and subject to adjustment in future periods.

Forward-Looking Statements concerning future business, operating and financial condition of the company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, the availability and terms of bank credit facilities, dependence on key personnel, the company’s ability to integrate new experts and practice areas successfully, intense competition, potential professional liability, the company’s ability to integrate the operations of SMART, the failure to achieve the costs savings and other synergies LECG expects to result for the transactions, the amount of the costs, fees, expenses and charges relating to the transactions, the effect of war, terrorism or catastrophic events, stock price, foreign currency exchange and interest rate volatility. Further information on these and other potential risk factors that could affect the company’s financial results is included in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

Investor Contacts

Steven R. Fife, Chief Financial Officer, 510-985-6700

Annie Leschin, Investor Relations, 415-775-1788, investor@lecg.com

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LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2010	2009
Fee-based revenues, net	$67,284	$63,922
Reimbursable revenues	2,723	2,383
Revenues	70,007	66,305
Direct costs	49,693	49,617
Reimbursable costs	2,654	2,540
Cost of services	52,347	52,157
Gross profit	17,660	14,148
Operating expenses:
General and administrative expenses	19,539	18,895
Depreciation and amortization	1,165	1,330
Restructuring charges and other impairments	6,920	—
Operating loss	(9,964)	(6,077)
Interest income	31	48
Interest expense	(2,599)	(315)
Other expense, net	(68)	(90)
Loss before income taxes	(12,600)	(6,434)
Income tax expense (benefit)	471	(2,638)
Net loss	$(13,071)	$(3,796)

Preferred dividends	104	—

Net loss attributable to common shareholders	$(13,175)	$(3,796)

Earnings per share:
Basic	$(0.46)	$(0.15)
Diluted	$(0.46)	$(0.15)

Shares used in calculating earnings per share
Basic	28,354	25,386
Diluted	28,354	25,386

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$13,551	$13,044
Accounts receivable, net	110,910	85,451
Prepaid expenses	4,829	4,981
Signing, retention and performance bonuses - current portion	13,576	14,046
Income taxes receivable	12,560	13,498
Other current assets	1,918	1,660
Note receivable - current portion	555	547
Total current assets	157,899	133,227
Property and equipment, net	11,069	7,814
Goodwill	48,005	1,800
Other intangible assets, net	7,922	3,078
Signing, retention and performance bonuses	21,918	20,293
Deferred compensation plan assets	9,007	10,017
Note receivable	1,197	1,351
Deferred tax assets, net	5,731	5,731
Other long-term assets	7,395	7,500
Total assets	$270,143	$190,811

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$42,753	$45,363
Accounts payable and other accrued liabilities	14,479	8,823
Payable for business acquisitions - current portion	1,155	1,055
Deferred revenue	3,688	3,052
Debt	38,888	12,000
Deferred tax liabilities, net - current portion	5,731	5,731
Total current liabilities	106,694	76,024
Payable for business acquisitions	—	100
Deferred compensation plan obligations	9,507	10,163
Deferred rent	5,774	6,156
Other long-term liabilities	3,765	252
Total liabilities	125,740	92,695

Commitments and contingencies	—	—

Series A 7.5% Convertible Redeemable preferred stock, $0.01 par value, 15,000,000 shares authorized; 6,339,436 and 0 shares outstanding at March 31, 2010 and December 31, 2009, respectively (liquidation preference and redemption values at March 31, 2010 and December 31, 2009 of $25,104 and $0, including cumulative dividends of $104 and $0, respectively)	25,104	—

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 36,886,868 and 25,895,679 shares outstanding at March 31, 2010 and December 31, 2009, respectively	37	26
Additional paid-in capital	209,646	174,917
Accumulated other comprehensive loss	(1,072)	(690)
Accumulated deficit	(89,312)	(76,137)
Total stockholders’ equity	119,299	98,116
Total liabilities and stockholders’ equity	$270,143	$190,811

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities
Net loss	$(13,071)	$(3,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	948	1,152
Amortization of intangible assets	217	178
Amortization of signing, retention and performance bonuses	4,268	4,245
Equity-based compensation	1,405	1,731
Non cash restructuring charges and other impairments	3,516	—
Other	2	33
Changes in assets and liabilities:
Accounts receivable	(3,922)	(1,535)
Signing, retention and performance bonuses paid	(7,663)	(4,966)
Prepaid and other current assets	526	336
Accounts payable and other accrued liabilities	1,729	(2,193)
Income taxes receivable	900	(3,235)
Accrued compensation	(7,425)	(10,446)
Deferred revenue	230	(244)
Deferred compensation plan assets, net of liabilities	23	(682)
Deferred rent	(343)	(287)
Other assets	1,212	109
Other liabilities	1,939	1,130
Net cash used in operating activities	(15,509)	(18,470)
Cash flows from investing activities
Business acquisitions	9,242	(3,885)
Divestiture payments	—	(2,379)
Purchase of property and equipment	(296)	(247)
Proceeds from note receivable	146	139
Restricted cash and deposits	(1,771)	(90)
Net cash provided by (used in) investing activities	7,321	(6,462)
Cash flows from financing activities
Borrowings under revolving credit facility	7,000	19,000
Repayments under revolving credit facility	(19,000)	(2,000)
Repayments of long-term debt	(3,958)	—
Proceeds from issuance of preferred stock	25,000	—
Payment of loan fees	(202)	(2,243)
Net cash provided by financing activities	8,840	14,757
Effect of exchange rates on changes in cash	(145)	(474)
Increase (decrease) in cash and cash equivalents	507	(10,649)
Cash and cash equivalents, beginning of year	13,044	19,510
Cash and cash equivalents, end of period	$13,551	$8,861
Supplemental disclosure
Cash paid for interest	$932	$189
Cash (refunded) paid for income taxes, net	$(442)	$613
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$33,330	$—
Preferred dividends	$104	$—

LECG CORPORATION AND SUBSIDIARIES

SEGMENT OPERATING RESULTS

($ in thousands, except rate amounts)

(unaudited)

	Three months ended March 31,
	2010				2009
	Litigation, Forensics and Finance	Economics and Dispute Resolution	Consulting and Governance (1)	Total	Litigation, Forensics and Finance	Economics and Dispute Resolution	Total
Fee-based revenues, net	$37,818	$23,162	$6,304	$67,284	$35,843	$28,079	$63,922
Reimbursable revenues	1,784	630	309	2,723	1,556	827	2,383
Revenues	$39,602	$23,792	$6,613	$70,007	$37,399	$28,906	$66,305

Direct costs	$28,643	$17,522	$3,528	$49,693	$29,324	$20,293	$49,617
Reimbursable costs	1,747	596	311	2,654	1,621	919	2,540
Gross profit	$9,212	$5,674	$2,774	$17,660	$6,454	$7,694	$14,148

Direct profit margin (2)	24.3%	24.4%	44.0%	26.1%	18.2%	27.7%	22.4%
Gross margin	23.3%	23.8%	41.9%	25.2%	17.3%	26.6%	21.3%

Operating statistics
Paid days	64	64	15	64	64	64	64
Billable headcount, period end	407	194	407	1,008	496	268	764
Billable headcount, period average	412	208	407	756	494	279	773
Billable FTEs, period average (3)	330	180	407	605	394	223	617
Average billable rate	$323	$332	$170	$300	$281	$353	$308
Paid utilization rate of billable FTEs (3)(4)	69.4%	75.9%	75.9%	72.4%	63.4%	69.6%	65.6%

Expert headcount, period end	197	82	46	325	219	113	332
Expert FTEs, period average (3)	123	53	46	186	139	65	204
Jr/Sr staff paid utilization rate (4)	73.4%	74.7%	84.2%	76.0%	67.0%	67.3%	67.1%

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

	Three months ended March 31,
	2010	2009

Fee-based revenues, net	$67,284	$63,922

Direct costs	49,693	49,617

Direct profit	$17,591	$14,305
Direct profit margin (2)	26.1%	22.4%

	Three months ended March 31,
	2010	2009

Net loss	$(13,071)	$(3,796)

Adjustments to net loss
Restructuring charges and other impairments	6,920	—
Acquisition costs	1,976	—
Integration costs	328	—
Loan fees impairment	1,584	—
Deferred compensation plan	26	62
Income tax provision (5)	—	(25)

Adjusted net loss (6)	$(2,237)	$(3,759)

Preferred dividends	104	—

Adjusted net loss attributable to common shareholders	$(2,341)	$(3,759)

Adjusted net loss per diluted share (6)(8)	$(0.08)	$(0.15)

Shares used in calculating earnings per share
Diluted	28,354	25,386

LECG CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($ in thousands)

	Three months ended March 31,
	2010	2009

Net loss	$(13,071)	$(3,796)
Income tax expense (benefit)	471	(2,638)
Interest expense, net	2,568	267
Depreciation and amortization	1,165	1,330
EBITDA (7)	(8,867)	(4,837)

Adjustments to EBITDA
Restructuring charges and other impairments	6,920	—
Acquisition costs	1,976	—
Integration costs	328	—
Deferred compensation plan	26	62
Adjusted EBITDA (7)	$383	$(4,775)

(1)

Data for the Consulting and Governance segment in the three months ended March 31, 2010 represents activity from March 11, 2010 to March 31, 2010. Also, since the merger with SMART was completed on March 10, 2010, no prior period data is presented for this segment.

(2)	Fee-based revenues, net less direct costs as a percentage of fee-based revenues, net.
(3)

Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(4)

Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

(5)

Assumes a marginal tax rate of 39.9% in the quarter ended March 31, 2009. For the quarter ended March 31, 2010, the company does not expect to realize a tax benefit from the net loss, due to a full valuation allowance recorded against its deferred tax assets.

(6)

Adjusted loss and adjusted loss per diluted share are non-GAAP financial measures. Adjusted loss excluded restructuring and other impairment charges, acquisition costs, integration costs, loan fees impairment, and charges related to market fluctuations in the value of deferred compensation plan investments. Adjusted loss per diluted share is calculated using adjusted loss divided by diluted shares. The company regards adjusted loss and adjusted loss per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating loss, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(7)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as earnings before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA excluded restructuring and other impairment charges, acquisition costs, integration costs, and charges related to market fluctuations in the value of deferred compensation plan investments. The company regards EBITDA and Adjusted EBITDA as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating loss, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(8)

Diluted earnings per share and diluted shares are equal to basic earnings per share and basic shares, respectively, for all periods presented, as the effect on net loss would be anti-dilutive if common stock equivalent shares were included in the weighted average number of common shares outstanding during the period.